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Exhibit 8.1

July 20, 2018

SenesTech, Inc.

3140 N. Caden Court, Suite 1

Flagstaff, AZ 86004

Re:	SenesTech, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to SenesTech, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”) of a registration statement on Form S-1 (No. 333-225713) including the prospectus contained therein (the “Registration Statement”) relating to the distribution of nontransferable subscription rights (the “Rights”) to its stockholders and eligible warrant holders (the “Rights Offering”). Each Right reflects the right of the holder to purchase, together for a single purchase price, one share of the Company’s common stock, par value $0.001 per share (“Common Stock”) and a warrant to purchase one share of Common Stock (the “Warrants”). The aggregate Rights may be exercised for an aggregate amount of up to $15,000,000.

As counsel for the Company and for purposes of our opinion set forth below, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in the Registration Statement (including any exhibits thereto) and such other documents, certificates, records, statements and representations as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the Rights Offering will be consummated as described in the Registration Statement, (ii) that the statements concerning the terms of the Rights Offering contained in the Registration Statement are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (iv) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm that the statements set forth under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement, to the extent such statements summarize U.S. federal income tax law, constitute our opinion as to the material United States federal income tax consequences of the Rights Offering of the receipt and exercise (or expiration) of the Rights and owning and disposing of the Common Stock and Warrants received upon exercise of the Rights.

SenesTech, Inc.

July 20, 2018

This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Certain United States Federal Income Tax Considerations” in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective unitholders.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the Rules.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP